Exhibit 10.17

AMENDMENT TO LEASE

This Amendment (“Amendment”) is made and entered into as of May 13, 2011 (the “Effective Date”), by and between AP OMEGA PARKWAY LLC, a Delaware limited liability company (“Landlord”) and CHEGG, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H

WHEREAS, Landlord’s predecessor in title, Pattillo Industrial Partners, LLC (“PIP”) and Tenant entered into that certain Standard Industrial Lease Agreement, dated October 17, 2009, for an approximate 611,000 square foot building located at 649 Omega Parkway Shepherdsville, KY which lease was assigned on or about May 31, 2010, by PIP to Pattillo Industrial Partners X, LLC, a Georgia limited liability company (said lease is herein referred to as the “Lease”); and

WHEREAS, by assignment dated as of May 13, 2011 (“Transfer Date”), Pattillo Industrial Partners X, LLC sold and transferred its interest under the Lease and the Premises to Landlord and, for all purposes under the Lease for the period on and after the Transfer Date, the term Landlord shall mean and refer to AP Omega Parkway LLC; and

WHEREAS, the parties desire to clarify the terms of the Lease as they pertain to the Security Deposit and to in other respects;

NOW THEREFORE, for and in consideration of the mutual covenants and conditions contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. All terms not otherwise defined herein shall have the meanings given to them in the Lease.

2. Recitals. The recitals set forth above are incorporated herein by this reference, and made a part hereof.

3. Commencement Date: The Commencement Date under the Lease occurred on November 20, 2009.

4. Security Deposit. The amount of the Security Deposit, as described in Paragraph 3(b) of the Lease is hereby increased from $1,000,000 to $1,500,000. In each instance in Paragraph 3(b) where the figure $1,000,000 is used, the figure shall be changed to $1,500,000. The last paragraph of said Paragraph 3(b) shall be deleted in its entirety and the following language inserted in its place: “Tenant shall be entitled to effect a reduction in the amount of the Letter of Credit in the amount of $0.25 for each $1 of Rent actually paid by Tenant to Landlord hereunder after January 1, 2010, up to a maximum reduction of $1,000,000. Replacement Letters of Credit or amendments to the Letter of Credit to reflect the reduced amount may not be issued or effected more than four (4) times per calendar year and Tenant agrees to use commercially reasonable efforts to effect any such reductions not more than once quarterly each year. Notwithstanding anything to the contrary stated above, in the event that Tenant is not then in default (beyond any applicable notice and cure period) of the terms of this Lease, Tenant shall be entitled to reduce the total amount of the Security Deposit to $350,000 effective as of December 1, 2014, and Tenant shall not have any further right to reductions based on Rents paid.”

5. Address for Notices. The Landlord’s address and facsimile number for notice and all other purposes under the Lease shall remain the same, but shall be addressed to AP Omega Parkway LLC.

6. Miscellaneous. Time is of the essence in this Amendment. Other than as expressly amended herein, the Lease shall remain in full force and effect. This Amendment may be executed in counterparts, each of which shall be an original and together shall constitute one and the same instrument. Tenant acknowledges and agrees that there currently exist no defaults by Landlord under the Lease and no events which, with the giving of notice or the passage of time, would constitute a default by Landlord under the Lease.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the dates set forth below.

AP OMEGA PARKWAY LLC

	By:	AP DW Industrial Portfolio LLC, a
Delaware limited liability company, its
Manager

	By:	/s/ Howard C. Huang
	Name:	Howard C. Huang
	Title:	Vice President

Witness	Date: May 13, 2011

CHEGG, INC.
a Delaware corporation

/s/ Roy Benhorin	By:	/s/ Roy Benhorin
Witness		Its: Controller

Date: May 13, 2011

[CORP SEAL]

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